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                                                                    EXHIBIT 99.1

                          BARNSTABLE HOLDING CO., INC.

                              47 Old Yarmouth Road
                                HYANNIS, MA 02601



The undersigned hereby appoints ___________ and ____________, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his substitute, and hereby authorizes each of them to represent and vote all the shares of common stock of Barnstable Holding Co., Inc. (the "Company") held of record by the undersigned as of ___________ 2001 at the special meeting of shareholders to be held at Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts, on _________ 2001, at [time] a.m. (Eastern Time), and at any and all of the adjournments or postponements thereof.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER WITH RESPECT TO THE MERGER OF THE COMPANY WITH AND INTO CWS BARNSTABLE ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF CONNECTICUT WATER SERVICE, INC. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements of the meeting. A shareholder wishing to vote in accordance with the board of directors' recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying notice of special meeting of shareholders and the proxy statement/prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly the name(s) appear(s) on this proxy card. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?


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PLEASE MARK VOTE AS IN THIS

EXAMPLE                                      [X]

BARNSTABLE HOLDING CO., INC.


Mark box at right if an address change
or comment has been noted on the
reverse side of this card                    [ ]


1. To approve the agreement and plan of merger with respect to the merger of Barnstable Holding Co., Inc. with and into CWS Barnstable Acquisition Corp., a wholly-owned subsidiary of Connecticut Water Service, Inc.

            For                    Against                   Abstain
            [ ]                      [ ]                       [ ]


Please be sure to sign and date proxy       Date


Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by President or authorized person. If a partnership, please sign in partnership name by authorized person.

Shareholder signs here         Co-owner signs here           RECORD DATE SHARES: